EXHIBIT 10.2

               Participants in Officer Group Term Replacement Plan

                                  Steven Bacon
                                  Paul Banfield
                                 Robert Bantle*
                                  Terry Barber
                                Francis Benedict
                                  David Boyce*
                                  Samuel Brewer
                                   John Butler
                                  James Byrnes*
                                  Edward Dawson
                                 Jeffrey Dobbin
                                  Richard Dolge
                                  Richard Farr
                                  Frank Fetsko*
                                  James Fulmer*
                                 Stephen Garner*
                                Benjamin Herrmann
                                  Stephen Hoyt
                                   Diana Jayne
                                 Joyce Maglione
                                 H. Craig Miller
                                Stephen Patchett
                                  Joseph Perry
                                Stephen Romaine*
                                  Thomas Smith
                                 Donald Stewart
                                Lawrence Updike*
                                   Pamela Wait


* Exhibit D to Officer Group Term Replacement Plan for each of these executive officers filed individually, as Exhibit D to the Tompkins Trustco, Inc. Officer Group Term Replacement Plan, filed as Exhibit 10.20 to the Company's Annual Report on Form 10-K for the year ended December 31, 2005, filed with the Commission on May 16, 2006 and incorporated herein by reference.


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TOMPKINS TRUSTCO, INC.
                       OFFICER GROUP TERM REPLACEMENT PLAN
                           (as amended June 26, 2006)

         THIS PLAN, hereby made and entered into this day of_____________, 2005, by and between Tompkins Trustco, Inc., a financial services holding company including as affiliates Tompkins Trust Company, Mahopac National Bank, The Bank of Castile and Tompkins Insurance Agencies, Inc. (the "Company") and the Participant selected to participate in this Plan (the "Participant").


                                  INTRODUCTION

         The Company wishes to attract and retain highly qualified executives. To further this objective, the Company is willing to divide the death proceeds of certain life insurance policies, which are owned by the Company on the lives of the participating executives with the designated beneficiary of each insured participant executive. The Company will pay life insurance premiums from its general assets.

                                    Article 1
                               General Definitions

The following terms shall have the meanings specified:

         1.1      "Change of Control" means any of the following:

                  1.1.1 a reorganization, merger, consolidation or sale of substantially all of the assets of the Company, or a similar transaction in which the Company is not the resulting entity; or

                  1.1.2 individuals who constitute the Incumbent Board (as herein defined) of the Company cease for any reason to constitute a majority thereof. For these purposes, "Incumbent Board" means the members of the Board of Directors of the Company on the effective date of the Plan, provided that any person becoming a member of the Board of Directors subsequent to such effective date, whose election was approved by a vote of at least three-quarters of the members of the Board of Directors comprising the Incumbent Board, or whose nomination for election by members or stockholders was approved by the same nominating committee serving under an Incumbent Board, shall be considered as though he were a member of the Incumbent Board.

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         1.2      "Compensation Committee" means either the Compensation
Committee designated from time to time by the Company's Board of Directors or a majority of the Company's Board of Directors, either of which shall hereinafter be referred to as the Compensation Committee.

         1.3 "Disability" means the Participant's inability to perform substantially all normal duties of an employee, as determined by the Company's Board of Directors in its sole discretion. As a condition to any benefits, the Company may require the Participant to submit to such physical or mental evaluations and tests as the Board of Directors deems appropriate.

         1.4      "Insured" means the individual whose life is insured.

         1.5 "Insurer" means the insurance company issuing the life insurance policy on the life of the insured.

         1.6 "Other Group Term Coverage" means group term life insurance maintained on a Participant's life owned by the Company that is in addition to the Policies covered under this Plan.

         1.7      "Normal Retirement Age" means age 65.

         1.8 "Normal Retirement Date" means the later of the Normal Retirement Age or the date that the Participant terminates or is terminated for any reason other than being Terminated for Cause.

         1.9 "Participant" means the executive who is eligible to participate in the Plan as determined by the Compensation Committee, elects in writing to participate in the Plan using the form attached hereto as Exhibit A, and signs a Split Dollar Endorsement for the Policy in which he or she is the Insured.

         1.10 "Policy" or "Policies" means the individual insurance policy (or policies) adopted by the Compensation Committee for purposes of insuring a Participant's life under this Plan.

         1.11 "Base Annual Salary" means the current base annual salary at the earliest of (1) the date of the participant's death; (2) the date of the participant's disability; (3) the participant's retirement age, or the date of change of control.

         Notwithstanding the forgoing, for participant Donald Stewart, Base Annual Salary shall mean the highest base annual salary in effect for any year in the five (5) year period ending on the earliest of (1) the date of the participant's death; (2) the date of the participant's disability; (3) the date of the participant's retirement, or (4) the date of a change of control.

         1.12 "Plan" means this instrument, including all amendments thereto.

         1.13 "Terminated for Cause" means that the Company has terminated the Participant's employment for any of the following reasons:

                  1.13.1   Gross negligence or gross neglect of duties;

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

                  1.13.2 Commission of a felony or of a gross misdemeanor involving moral turpitude;

                  1.13.3 Fraud, disloyalty, dishonesty or willful violation of any law or significant Company policy committed in connection with the Participant's employment and resulting in an adverse effect on the Company.

                                    Article 2
                                  Participation

         2.1 Eligibility to Participate. The Compensation Committee in its sole discretion shall designate from time to time Participants that are eligible to participate in this Plan.

         2.2 Participation. The eligible executive may participate in this Plan by executing an Election to Participate (Exhibit A) and a Split Dollar Endorsement (Exhibit D). The Split Dollar Endorsement shall bind the Participant and his or her beneficiaries, assigns and transferees, to the terms and conditions of this Plan. An executive's participation is limited to only Policies where he or she is the Insured. Exhibit B attached hereto sets forth the a listing of Participants. It is intended that the Participant shall continue as a Participant until death.

         2.3 Termination of Participation. A Participant's rights under this Plan shall cease and his or her participation in this Plan shall terminate if either or both of the following events occur:

                  2.3.1 The Participant's employment with the Company is Terminated for Cause; or

                  2.3.2 The Participant's employment with the Company is terminated prior to Normal Retirement Age for reasons other than Disability.

         In the event the Company decides to maintain the Policy after the Participant's termination of his or her participation in the Plan, the Company shall be the direct beneficiary of the entire proceeds of the Policy.

         2.4 Disability. (A) Except as otherwise provided in paragraph (B) of this section 2.4, if the Participant's employment with the Company is terminated because of the Participant's Disability, the Company shall maintain the Policy in full force and effect and, in no event, shall the Company amend, terminate or otherwise abrogate the Participant's interest in the Policy, provided, however, that at all times the Policy shall be subject to the claims of the Company's creditors.

                  (B) Notwithstanding the provisions of paragraph (A) of this section 2.4, upon the Disabled Participant's gainful employment with an entity other than the Company, the Company shall have not further obligation to the Disabled Participant, and the Disabled Participant's rights pursuant to the Plan shall cease. In the event the Disabled Participant's rights are terminated hereunder, the Company shall be the direct beneficiary of the entire death proceeds of the Policy upon the death of the Disabled Participant.

         2.5 Retirement. Upon the retirement of the Participant, the Company shall maintain the Policy in full force and effect and in no event shall the Company amend, terminate or otherwise abrogate the Participant's interest in the Policy, provided, however that at all times the Policy shall be subject to

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the claims of the Company's creditors. The Participant's interest in the Policy shall be subject to the vesting schedule attached hereto as Exhibit C.


                                    Article 3
                           Policy Ownership/Interests

         3.1 Company Ownership. The Company shall own Policies on each Participant's life and shall have the right to exercise all incidents of ownership. The Policies, however, will be held in a Delaware Trust established and controlled by the Company. With respect to each Policy, the Company shall be the direct beneficiary of an amount of death proceeds in excess of four times Base annual Salary prior to retirement, or the Multiple of the Base annual Salary of the insured/Participant based upon the Vesting Schedule attached hereto as Exhibit C following retirement.

         3.2 Participant's Interest. With respect to each Policy, the Participant, or the Participant's assignee, shall have the right to designate the beneficiary of an amount of death benefit based upon the Plan formula as described in the Participant's individual Split Dollar Endorsement. The Participant shall also have the right to elect and change settlement options with the consent of the Company and the Insurer.

                                    Article 4
                                    Premiums

         4.1 Premium Payment. The Company shall pay all premiums due on all Policies.

         4.2 Imputed Income. The Company shall impute income to the Participant in an amount equal to the current term rate for the Participant's age multiplied by the aggregate death benefit payable to the Participant's beneficiary. The "current term rate" is the minimum amount required to be imputed under Revenue Rulings 64-328 and 66-110, or any subsequent applicable authority.

                                    Article 5
                                   Assignment

Any Participant may assign without consideration all interests in his or her Policy and in this Plan to any person, entity or trust. In the event a Participant shall transfer all of his/her interest in the Policy, then all of that Participant's interest in his or her Policy and in the Plan shall be vested in his/her transferee, who shall be substituted as a party hereunder, and that Participant shall have no further interest in his or her Policy or in this Plan.

                                    Article 6
                                     Insurer

The Insurer shall be bound only by the terms of their corresponding Policy. Any payments the Insurer makes or actions it takes in accordance with a Policy shall fully discharge it from all claims, suits and demands of all persons relating to that Policy. The Insurer shall not be bound by the provisions of this Plan. The

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

Insurer shall have the right to rely on the Company's representations with regard to any definitions, interpretations, or Policy interests as specified under this Plan.

                                    Article 7
                                Claims Procedure

         7.1 Claims Procedure. The Company shall notify any person or entity that makes a claim against this Group Term Replacement Plan (the "Claimant") in writing, within ninety (90) days of Claimant's written application for benefits, of Claimant's eligibility or ineligibility for benefits under this Plan. If the Company determines that Claimant is not eligible for benefits or full benefits, the notice shall set forth (1) the specific reasons for such denial, (2) a specific reference to the provisions of this Plan on which the denial is based, (3) a description of any additional information or material necessary for the Claimant to perfect Claimant's claim, and a description of why it is needed, and (4) an explanation of this Plan's claims review procedure and other appropriate information as to the steps to be taken if the Claimant wishes to have the claim reviewed. If the Company determines that there are special circumstances requiring additional time to make a decision, the Company shall notify the Claimant of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional ninety-day period.

         7.2 Review Procedure. If a Claimant is determined by the Company not to be eligible for benefits, or if the Claimant believes that Claimant is entitled to greater or different benefits, the Claimant shall have the opportunity to have such claim reviewed by the Company by filing a petition for review with the Company within sixty (60) days after receipt of the notice issued by the Company. Said petition shall state the specific reasons which the Claimant believes entitle Claimant to benefits or to greater or different benefits. Within sixty (60) days after receipt by the Company of the petition, the Company shall afford the Claimant (and counsel, if any) an opportunity to present Claimant's position to the Company orally or in writing, and the Claimant (or counsel) shall have the right to review the pertinent documents. The Company shall notify the Claimant of its decision in writing within the sixty-day period, stating specifically the basis of its decision, written in a manner calculated to be understood by the Claimant and the specific provisions of this Plan on which the decision is based. If, because of the need for a hearing, the sixty-day period is not sufficient, the decision may be deferred for up to another sixty-day period at the election of the Company, but notice of this deferral shall be given to the Claimant.

                                    Article 8
                           Amendments and Termination

         8.1 Amendment or Termination of Plan. Except as otherwise provided in sections 2.3, 2.4, 2.5 and 8.2, (i) the Company may amend or terminate the Plan at any time, and (ii) the Company may amend or terminate a Participant's rights under the Plan at any time prior to a Participant's death by written notice to the Participant.

         8.2 Amendment or Termination of Plan Upon Change of Control. Notwithstanding the provisions of section 8.1, in the event of a Change of Control, the Company or its successor shall maintain in full force and effect each Policy that is in existence on the date the Change of Control occurs and not terminate or otherwise abrogate a Participant's interest in the Policy, provided, however, that at all times the Policy shall be subject to the claims of the Company's creditors. This section 8.2 shall apply to all Participants in

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

the Plan on the date the Change of Control occurs, including by not limited to
(i) a retired Participant who has an interest in the Policy pursuant to section 2.5; (ii) a Disabled Participant who has an interest in the Policy pursuant to section 2.4; and (iii) a Participant whose employment is terminated as a result of a Change of Control.

         8.3 Upon Change of Control, all Participants are 100% vested in the maximum benefit in the Participant's Split Dollar Endorsement (Exhibit D), at the date of the Change of Control (the greater of 1(i) or 1(ii)).

         8.4 A Participant may, in the Participant's sole and absolute discretion, waive his or her rights under the Plan at any time. Any waiver permitted under this section 8.3 shall be in writing and delivered to the Board of Directors of the Company.

                                    Article 9
                                  Miscellaneous

         9.1 Binding Effect. This Plan in conjunction with each Split Dollar Endorsement shall bind each Participant and the Company, their beneficiaries, survivors, executors, administrators and transferees, and any Policy beneficiary.

         9.2 No Guarantee of Employment. This Plan is not an employment policy or contract. It does not give a Participant the right to remain an employee of the Company, nor does it interfere with the Company's right to discharge a Participant. It also does not require a Participant to remain an employee nor interfere with a Participant's right to terminate employment at any time.

         9.3 Applicable Law. The Plan and all rights hereunder shall be governed by and construed according to the laws of New York, except to the extent preempted by the laws of the United States of America; provided, however, that with respect to the Policies owned by the Company or any insurable interest issues, the laws of Delaware shall govern.

         9.4 Notice. Any notice, consent or demand required or permitted to be given under the provisions of this Split Dollar Plan by one party to another shall be in writing, shall be signed by the party giving or making the same, and may be given either by delivering the same to such other party personally, or by mailing the same, by United States certified mail, postage prepaid, to such party, addressed to his/her last known address as shown on the records of the Company. The date of such mailing shall be deemed the date of such mailed notice, consent or demand.

         9.5 Entire Agreement. This Plan constitutes the entire agreement between the Company and the Participant as to the subject matter hereof. No rights are granted to the Participant by virtue of this Plan other than those specifically set forth herein.

         9.6 Administration. The Company shall have powers which are necessary to administer this Plan, including but not limited to:

                  9.6.1    Interpreting the provisions of the Plan;

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

                  9.6.2 Establishing and revising the method of accounting for the Plan;

                  9.6.3    Maintaining a record of benefit payments; and

                  9.6.4 Establishing rules and prescribing any forms necessary or desirable to administer the Plan.

         9.7 Named Fiduciary. For purposes of the Employee Retirement Income Security Act of 1974, if applicable, the Company shall be the named fiduciary and plan administrator under the Plan. The named fiduciary may delegate to others certain aspects of the management and operation responsibilities of the plan including the employment of advisors and the delegation of ministerial duties to qualified individuals.


         IN WITNESS WHEREOF, the Company executes this Plan as of the date indicated above.

                                       COMPANY:
                                       Tompkins Trustco, Inc.

                                       By  _____________________________________

                                       Title  __________________________________


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EXHIBIT A


                             ELECTION TO PARTICIPATE

         I, _____________________________________________, an eligible
Participant of the Tompkins Trustco, Inc. Group Term Replacement Plan (the "Plan") dated ___________________, 2005, hereby elect to become a Participant of the Plan in accordance with Section 2.2 of the Plan. Additionally, I acknowledge that I have read the Plan document and agree to be bound by its terms.


         Executed this _____________ day of ____________________, 20___.


____________________________________     _______________________________________
Witness                                    Participant



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                                    EXHIBIT B

                              LIST OF PARTICIPANTS

                                  Steven Bacon
                                  Paul Banfield
                                  Robert Bantle
                                  Terry Barber
                                Francis Benedict
                                   David Boyce
                                  Samuel Brewer
                                   John Butler
                                  James Byrnes
                                  Edward Dawson
                                 Jeffrey Dobbin
                                  Richard Dolge
                                  Richard Farr
                                  Frank Fetsko
                                  James Fulmer
                                 Stephen Garner
                                Benjamin Herrmann
                                  Stephen Hoyt
                                   Diana Jayne
                                 Joyce Maglione
                                 H. Craig Miller
                                Stephen Patchett
                                  Joseph Perry
                                 Stephen Romaine
                                  Thomas Smith
                                 Donald Stewart
                                 Lawrence Updike
                                   Pamela Wait


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                                    EXHIBIT C

                                VESTING SCHEDULE

-----------------------------------------------------------------------------
           Retirement Age                  Multiple of Base Annual Salary
-----------------------------------------------------------------------------
               55-58                                     1
-----------------------------------------------------------------------------
                59                                      1.6
-----------------------------------------------------------------------------
                60                                      2.4
-----------------------------------------------------------------------------
                61                                      3.2
-----------------------------------------------------------------------------
           62 and above                                  4
-----------------------------------------------------------------------------



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                                  EXHIBIT D
                                  ---------

                       SPLIT DOLLAR POLICY ENDORSEMENT
                       -------------------------------

Northwestern Mutual                      Insured: __________________

Supplementing and amending the application of TOMPKINS TRUSTCO, INC. on to Northwestern Mutual, ("Insurer"), the applicant requests and directs that:

                                  BENEFICIARIES
                                  -------------

1. The beneficiary designated by the Insured, or his/her transferee shall be the beneficiary of the lesser of: (i) four (4) times the Participant's Base Annual Salary, less all sums as are payable by reason of any Group Term Insurance coverage on the life of the Participant; or (ii) $____________.

2. The beneficiary designated by the Insured, who has retired, shall be the beneficiary of the lesser of (i) an amount of death benefit proceeds based upon the Vesting Schedule attached hereto as Exhibit C, less all sums payable by reason of any group term insurance coverage on the life of the Participant; or (ii) $___________.

3. The beneficiary of any remaining death proceeds shall be Tompkins Trustco, Inc., a financial services holding company (the "Company").

                                    OWNERSHIP

         4. The Owner of the policy shall be the Company. The Owner shall have all ownership rights in the Policy except as may be specifically granted to the Insured or his/her transferee in paragraph (4) of this endorsement.

         5. The Insured or his/her transferee shall have the right to assign all rights and interests in the policy with respect to that portion of the death proceeds designated in paragraph (1) of this endorsement, and to exercise all settlement options with respect to such death proceeds.

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               MODIFICATION OF ASSIGNMENT PROVISIONS OF THE POLICY
               ---------------------------------------------------

Upon the death of the Insured, the interest of any collateral assignee of the Owner of the policy designated in (4) above shall be limited to the portion of the proceeds described in (3) above.

                                OWNERS AUTHORITY
                                ----------------

The Insurer is hereby authorized to recognize the Owner's claim to rights hereunder without investigating the reason for any action taken by the Owner, including its statement of the amount of premiums it has paid on the policy. The signature of the Owner shall be sufficient for the exercise of any rights under this Endorsement and the receipt of the Owner for any sums received by it shall be a full discharge and release to the Insurer. Any transferee's rights shall be subject to this Endorsement.

Signed at _________________, New York, this ____ day of _________________, 20__.

COMPANY
-------

             Tompkins Trustco, Inc.

             By_____________________________________

             Title__________________________________



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Acceptance and Beneficiary Designation

         The Insured accepts and agrees to the foregoing and, subject to the rights of the Owner as stated above, designates

________________________  __________________________ as primary beneficiary, and
   (Name)                       (Relationship)

________________________  __________________________ as secondary beneficiary,
   (Name)                       (Relationship)

of the portion of the proceeds described in (2) above.

Signed at ________________, New York, this ______ day of ________________, 20__.

INSURED
-------

________________________________________


________________________________________
(print name)


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